UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2022 (December 26, 2022)

View, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39470	84-3235065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 South Milpitas Blvd.

Milpitas, California, 95035

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 263-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VIEW	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	VIEWW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on October 26, 2022, View, Inc. (the “Company”), a Delaware corporation, completed the sale of $200.0 million in aggregate principal amount of the Company’s 6.00% / 9.00% Convertible Senior PIK Toggle Notes due 2027 (the “Notes”), with the option to sell an additional $40.0 million of Notes, to the Purchasers (as defined in the Investment Agreement, dated as of October 25, 2022, by and among the Company and the other parties thereto (the “Investment Agreement”)).

On December 26, 2022, the Company received notices (the “Notices”) from entities affiliated with RXR and Anson Funds (collectively, the “Exercising Purchasers”) that the Exercising Purchasers had elected to exercise their respective options to purchase an aggregate additional $12,307,000.00 of Notes (the “Additional Notes”).

On December 28, 2022, the Additional Notes were issued pursuant to the Investment Agreement and the Indenture, dated as of October 26, 2022, by and between the Company and Wilmington Trust, National Association, as trustee (the “Closing”), in a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The disclosure set forth in Item 8.01 of this Current Report on Form 8-K and Item 1.01 of the Company’s Current Report on Form 8-K filed on October 27, 2022, is incorporated by reference in this Item 2.03 to the extent required.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Items 2.03 and 8.01 of this Current Report on Form 8-K and Item 1.01 of the Company’s Current Report on Form 8-K filed on October 27, 2022, is incorporated by reference in this Item 3.02 to the extent required. The Company is selling the Additional Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration based in part on representations made by the Purchasers in the Investment Agreement.

Item 8.01	Other Events.

On December 28, 2022, in connection with the Closing, the Company entered into letter agreements with (1) Anson Opportunities Master Fund LP, Anson Investments Master Fund LP, Anson East Master Fund LP, Anson North Star Tactical Equity Fund LP, Arch Anson Tactical Real Estate Fund LP and Arch Anson Tactical Real Estate NR Fund LP (collectively, the “Anson Funds”) and (2) RXR FP Investor III LP (collectively, the “Blocker Agreements”). The Blocker Agreements provide, among other things, that the Notes held by the entities affiliated with Anson Funds and RXR (each, a “Blocker Party”), including the Additional Notes, shall not be converted to the extent that such conversion would cause a Blocker Party to beneficially own more than a specified threshold percentage (as may be increased or decreased by the applicable Blocker Party upon 61 days’ written notice) of the Class A common stock, par value $0.0001 per share, of the Company outstanding immediately following such conversion.

The foregoing description of the Blocker Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Blocker Agreements, copies of which are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1+	Indenture, dated as of October 26, 2022, by and between View, Inc. and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 27, 2022)

10.1+	Investment Agreement, dated as of October 25, 2022, by and among View, Inc. and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 27, 2022)

99.1	Letter Agreement, dated as of December 28, 2022, by and among View, Inc., Anson Opportunities Master Fund LP, Anson Investments Master Fund LP, Anson East Master Fund LP, Anson North Star Tactical Equity Fund LP, Arch Anson Tactical Real Estate Fund LP and Arch Anson Tactical Real Estate NR Fund LP

99.2	Letter Agreement, dated as of December 28, 2022, by and between View, Inc. and RXR FP Investor III LP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEW, INC.

Date: December 29, 2022	By:	/s/ Bill Krause
	Name:	Bill Krause
	Title:	Chief Legal Officer